Exhibit 4(c).5

SENIOR OFFICERS’ SHARE PURCHASE SCHEME

RULES

PART 1
RULES APPLICABLE TO BOTH SCHEMES

1.1          Application

The Rules comprising and contained in this Part 1 shall apply to the First Scheme and to the Second Scheme.

1.2          Definitions

In these Rules unless the context otherwise requires:

“the Bank” means Westpac Banking Corporation;

“the Directors” means the directors of the Bank from time to time or a majority of them;

“Eligible Officer” means an employee or executive director of the Bank or a wholly owned subsidiary of the Bank eligible to participate in the Schemes under Rule 2.3 and/or Rule 3.3;

“the First Scheme” means the share scheme described in Part 2 of these Rules;

“the First Scheme Shares” means Scheme Shares issued pursuant to the First Scheme;

“the Rules” and “these Rules” mean the rules set out herein as they may from time to time be amended;

“Senior Officer” means an officer of the Bank or its wholly owned subsidiaries who meets the eligibility criteria as determined by the Directors from time to time;

“shares” means ordinary shares of $1.00 each in the capital of the Bank;

“the Schemes” and “these Schemes” mean the First Scheme and the Second Scheme or either of them;

“Scheme Shares” means partly paid shares issued pursuant to either of the Schemes until such time as the same have been fully paid up;  and

“the Second Scheme” means that share scheme described in Part 3 of these Rules.

Words denoting the singular number only shall include the plural number and vice versa and words denoting the masculine gender shall include the feminine and neuter genders.

1.3          Calls at Instigation of the Bank

The Directors (or in the event of the winding-up of the Bank, its Liquidators) may make calls in respect of Scheme Shares as follows:

1.3.1        In the event of a winding-up of the Bank, in respect of all Scheme Shares;

1.3.2        In the event of a particular Eligible Officer becoming bankrupt - in respect of all Scheme Shares issued to him,  or

1.3.3        In the event of a particular Eligible Officer ceasing to be employed by the Bank for any reason whatsoever, in respect of all Scheme Shares issued to him provided that where the Eligible Officer ceased to be so employed by reason of his death or retirement at age 60 or more (or, in the case of retirement, at any other time with the Bank’s consent) or by reason of his illness or incapacity (as certified in writing by a medical practitioner approved by the Directors) a call shall not be made until after the expiration of three months from the date of cessation of employment.

1.4          Calls at Instigation of Eligible Officer

An Eligible Officer (or his legal personal representatives) may at any time and from time to time request in writing that a call be made in respect of some (being 1000 or a multiple thereof) or all of his Scheme Shares.  The Directors shall within fourteen days (14) after the receipt of such a request make a call in respect of the Scheme Shares to which such request relates.

1.5          Amount and Payment of Calls

All calls made by the Directors under these Rules shall be for the full amount owing in respect of the relevant Scheme Shares and if made pursuant to a request by an Eligible Officer (or his legal personal representatives) shall be made so as to become payable not later than thirty (30) days after the date of such a call and if made by the Directors otherwise than pursuant to such a request shall be made so as to become payable not later than sixty (60) days after the date of such call.

1.6          Rights Attaching to Scheme Shares

1.6.1        Scheme shares shall not rank for dividends until the day after the next books closing date for the purpose of determining entitlement to dividends following the shares becoming fully paid up.

1.6.2        Until Scheme Shares are fully paid up, they shall entitle the holder thereof:

1.6.2.1     In the case of First Scheme Shares, on a poll to one vote for every complete ten (10) First Scheme Shares held;  and

1.6.2.2     In the case of Second Scheme Shares, on a poll to one vote for every complete hundred Second Scheme Shares held.

1.6.3        Scheme Shares shall be issued on terms that they shall carry the right to participate in any capitalisation, allotment and distribution as provided in the Bank’s constitution, notwithstanding that such shares are not entitled to participate in the distribution of profits until fully paid.

1.7          Quotation of Scheme Shares

Upon any of the Scheme Shares becoming fully paid up, application will be made for such shares to be quoted on all stock exchanges upon which the Bank’s ordinary shares are quoted and such shares shall (subject to Rule 1.6.1) then rank pari passu in all respects with the existing fully paid shares of the Bank.

1.8          Rights to Employees

The Schemes shall not form part of any contract of employment between the Bank and any of its employees and shall not confer directly or indirectly on any employee any legal or equitable right whatsoever (other than rights as Proprietors of the Bank under any shares issued under the Schemes or rights under Rule 1.4) against the Bank.

1.9          Restrictions on Alterations to Scheme

The provisions of Rules 1.6, 2.3, 2.5, 2.6, 2.7, 3.3, 3.5, 3.6, 3.7 and this Rule 1.9 may not be altered to the advantage of Eligible Officers without the prior approval of the Proprietors of the Bank in general meeting.

1.10        Powers of the Directors

The Schemes shall be administered by the Directors who shall have power to:

1.10.1      determine appropriate procedures for administration of the Schemes consistent with the provisions of these Rules;

1.10.2      resolve conclusively all questions of fact or interpretation arising in connection with the Schemes;

1.10.3      Delegate to any one or more persons (including, but not restricted to a committee of Directors) for such period and on such conditions as they may determine the exercise of any of their powers or discretions arising under the Schemes;  and

1.10.4      Subject to Rule 1.9, change or add to these Rules.

1.11        Headings

Headings are for ease of reference only and shall not affect the interpretation of these rules.

PART 2
RULES APPLICABLE TO THE FIRST SCHEME

2.1          Application

The Rules comprising and contained in this Part 2 shall apply to Scheme Shares issued by the Bank pursuant to the Westpac Senior Officers’ Share Purchase Scheme between 27 January 1984 and 20 January 1988 and, in addition, any Scheme Shares allotted after that date pursuant to an entitlement to such shares which was first offered by the Directors prior to 29 January 1988 but which were not taken up under that or a subsequent offer until after that date.

2.2          Definition

In this Part 2 unless the context otherwise requires:

“the Relevant Day” means:

• in the case of shares to be issued on or as soon as practicable after the 28 February in any year, the 28 February or the first trading day on the Australian Stock Exchange thereafter and;

• in the case of shares to be issued on or as soon as practicable after the 31 August in any year, the 31 August or the first trading day on the Australian Stock Exchange thereafter.

2.3          Eligibility

All full-time employees and executive directors of the Bank and wholly-owned subsidiaries of the Bank designated by the Directors from time to time who have, as determined by the Directors, prior to the Relevant Day achieved a level of status in their employment or office equal to or above that of Senior Officer shall be eligible to participate in the Scheme.

2.4          Entitlement

Subject to Rule 2.7 the number of First Scheme Shares (if any) for which an Eligible Officer shall be entitled to apply from time to time shall be determined by the Directors in their absolute discretion.

2.5          Administration

Shortly before the 28 February and 31 August in each year Eligible Officers shall be invited to apply to take up their entitlement or part thereof (being 1000 shares or multiple thereof) under the First Scheme.  The price for shares issued under the First Scheme shall be as provided in Rule 2.6 hereof and shall be payable in accordance with that Rule.

2.6          Issue Price

2.6.1        Shares to be issued under the First Scheme from 30 January 1987 shall be issued at a price which shall be the greater of par value and whichever is the smaller of:

2.6.1.1     the last sale price per share of shares on the Australian Stock Exchange on the Relevant Day;  and

2.6.1.2     the greater of:

(i)           the last sale price on the Australian Stock Exchange on the day on which the call is made, or

(ii)          if there has been any one or more bonus issues, rights issues or grants of any other equity entitlement in respect of shares between the date of the offer (that was accepted by the Eligible Officer in respect of the First Scheme shares), in respect to the subject of the call at the date of the call, the price is ascertained by reference to the following formula.

IP	= SP x TS
NS

Where:

IP is the issue price in cents to be ascertained;

SP is the last sale price per share in cents of shares on the Australian Stock Exchange on the day on which the call is made;

TS is the total number of shares subject to the call plus all bonus issues, rights issues and the number of underlying entitlements to any other equity entitlement of shares subject to the call;  and

NS is the total number of shares subject to the call.

2.6.2        The issue price so determined shall comprise capital as to the par value of the share and premium as to the balance (if any) over par value.  The price for each share shall be payable as to 10 cents Australian currency, being on account of par value, upon application and the balance in accordance with a call made pursuant to Rule 1.3 or 1.4 hereof.

2.7          Limitations on Shares Issued

2.7.1        The total par value of First Scheme Shares held at any time by Eligible Officers and of any bonus shares issued in respect of First Scheme Shares shall not exceed 1.5% of the issued capital of the Bank at any time.

2.7.2        The maximum aggregate number of First Scheme Shares for which an Eligible Officer shall be entitled to subscribe is 50,000 shares.

2.8          Termination

The First Scheme may (without in any way affecting the Second Scheme) at any time be terminated by resolution of the Directors.

PART 3
RULES APPLICABLE TO THE SECOND SCHEME

3.1          Application

The Rules comprising and contained in this Part 3 shall apply to Scheme Shares issued by the Bank pursuant to the Westpac Senior Officers’ Share Purchase Scheme after 29 January 1988 other than Scheme Shares falling within the definition of First Scheme Shares.

3.2          Definitions

In this Part 3, unless the context otherwise requires:

“Market Price” means such amount as is determined by the Directors in their reasonable opinion as being the price per share that would be paid on the Australian Stock Exchange for a share by a willing purchaser on an arm’s length basis.

“Securities” means shares and options for shares and any other security or other instrument creating rights to any other interest in shares and issued pursuant to the Second Scheme.

3.3          Eligibility

All full-time employees and executive directors of the Bank and wholly-owned subsidiaries of the Bank designated by the Directors from time to time who have, as determined by the Directors, achieved a level of status in their employment or office equal to or above that of Senior Officer shall be eligible to participate in the Scheme.

3.4          Entitlement

Subject to Rule 3.7, the number of Securities (if any) for which an Eligible Officer shall be entitled to apply from time to time shall be determined by the Directors in their absolute discretion and in particular the Directors may require an Eligible Officer to apply for shares which have been offered under the First Scheme before becoming entitled to any securities under the Second Scheme.

3.5          Administration

3.5.1        Subject to Rule 3.5.2, at such time or times as the Directors in their absolute discretion may determine, Eligible Officers or any one or more of them shall be invited to apply to take up their entitlement or a part thereof (being 1000 Securities or a multiple thereof) under the Second Scheme.

3.5.2        The Directors shall ensure that Securities are not issued in such quantities and at such a price below the average market price over the month prior to such determination (taking into account variations in the market generally) as to materially adversely affect the interests of existing Proprietors of the Bank.

3.6          Issue Price

3.6.1        Any shares issued pursuant to the Second Scheme shall be issued at a price which shall be the greater of par value and the Market Price on the day prior to the invitation referred to in Rule 3.5.1 of the shares so issued.

3.6.2        The issue price determined in accordance with Rule 3.6.1 shall comprise capital as to the par value of the share and premium as to the balance (if any) over par value.

3.6.3        The issue price of each share shall be payable in accordance with a call made pursuant to Rule 1.3 or 1.4 hereof or otherwise payable at the discretion of the Directors (with the Directors having the power to exercise such discretion in a different manner in respect of each allotment and in respect of each Eligible Officer) in such manner as may be determined by the Directors.

3.6.4        The issue price of each of the Securities (other than a share) shall be payable and upon exercise of any right granted to the holder of any of the Securities to acquire a share and, if one cent was paid by such holder upon application for any of the Securities, the one cent shall be applied in reduction of the amount payable for such share.

3.7          Limitations on Shares Issued

The total number of Second Scheme Shares which may be offered to Eligible Officers shall not exceed the maximum permitted under any class order of the Australian Securities and Investments Commission providing relief from the prospectus regime of the Corporations Law to ensure compliance with such class order.

3.8          Conditions on Securities

The Directors may make rules with respect to or place conditions on Securities such that the terms of issue of the Securities are consistent with these Rules as they affect Scheme Shares.

3.9          Termination

The Second Scheme may (without in any way affecting the First Scheme) at any time be terminated by resolution of the Directors.

PART 4
OPPORTUNITY TO WITHDRAW FROM SCHEMES

4.1          Application

The rules in this Part 4 apply to all Scheme Shares, including shares in respect of which a call made before the Adoption Date is unpaid.

4.2          Definitions

In this Part 4, unless the context otherwise requires:

“Adoption Date” means the day on which these Rules were altered by adding this Part 4;  and

“Arranged Buyer” means a party with which the Bank has entered into an agreement under which that party agrees with the Bank that it will:

(a)           accept transfers of such Scheme Shares as the holders of Scheme Shares indicate, by notices given under Rule 4.5.1, that they wish to transfer;  and

(b)           after becoming the holder of Scheme Shares so transferred to it, meet a call made by the Bank (in an amount equal to the smaller of the unpaid amount, both capital and premium, and 92½% of the per share market price of fully paid ordinary shares in the capital of the Bank at or about the time the call is made or, if the amount so determined would be less than the capital unpaid, then the capital unpaid) in respect of each such Scheme Share on the footing that the amount paid in response to the call shall be applied first in satisfying the unpaid balance of the par or nominal amount of the Scheme Share and thereafter towards the unpaid premium and that so much of the premium as is then still unpaid when the call has been paid shall be forgiven.

4.3          Freezing of New Issues of Shares and Calls on Shares

4.3.1        After the Adoption Date, no further shares shall be allotted pursuant to these Schemes except for shares to be allotted in consequence of exercise of options issued pursuant to these Schemes before, on or after the Approval Date and nothing in this Part 4 restricts either the grant pursuant to other provisions of these Rules of options to subscribe for shares or the allotment of shares in consequence of the exercise of any option.

4.3.2        After the Adoption Date, no calls shall be made in respect of Scheme Shares on issue at the Adoption Date until the transfer of such of the Scheme Shares as are to be transferred pursuant to Rule 4.6 has been completed.

4.3.3        As soon as practicable after the Adoption Date, all calls which have previously been made in respect of Scheme Shares and remain unpaid shall be revoked and such interest as may have accrued on any overdue call shall be waived.

4.3.4        Notice of revocation of each such call shall be given to the holder of the relevant Scheme Shares at the same time as a written statement is furnished to that holder under Rule 4.4.

4.4          Position Statement to Each Holder

Within fourteen days after the Adoption Date, the Bank shall furnish to each holder of Scheme Shares a statement in writing which sets out:

(a)           the number of the Scheme Shares he or she holds;

(b)           the amount to which each such Scheme Share is paid up;

(c)           the amount of the issue price of each such Scheme Share which is unpaid or, in a case where Rule 2.6.1 applies, the amount of the issue price that would have been unpaid had a call been made on a day specified in the statement, being a day not more than seven days before the date of the statement;  and

(d)           an explanation of the courses of action open to the holder in respect of his or her Scheme Shares having regard to the introduction of this Part 4 into these Rules,

with a form of Power of Attorney for use by the holder in the event that he or she decides to give notice under Rule 4.5.1.

4.5          Election by Holder to Transfer Shares

4.5.1        A holder of Scheme Shares may, on or before a date specified in the statement furnished under Rule 4.4 (being a date not less than fourteen days after a statement is furnished to the holder pursuant to Rule 4.4), give written notice to the Bank that the holder wishes to transfer such of the Scheme Shares held by the holder as are specified in the notice, the consideration for the transfer of all Scheme Shares so specified being one cent only (being nominal consideration).

4.5.2        A notice given to the Bank under Rule 4.5.1 shall not be effective unless it is accompanied by:

(a)           a Power of Attorney which is in the form submitted by the Bank to the holder with the statement furnished under Rule 4.4 and is duly completed and executed by the holder.

4.6          Transfer of Shares

4.6.1        As soon as practicable after receipt by the Bank of a notice and Power of Attorney given by a holder of Scheme Shares in accordance with Rule 4.5, the Bank shall cause all Scheme Shares the subject of the notice to be transferred on the holder’s behalf to an Approved Buyer.

4.6.2        Transfer of Scheme Shares pursuant to Rule 4.6.1 shall be permitted and may be effected notwithstanding any restriction on transfer of Scheme Shares imposed by or pursuant to these Rules.

4.7          Arrangements Following Transfer

If, after all transfers of Scheme Shares to be made pursuant to Rule 4.6 have been completed, any Scheme Shares continue to be held by the persons who were the holders of them on the Adoption Date, those Scheme Shares shall continue to be held on the same terms as applied to them immediately before the Adoption Date save that revocation pursuant to Rule 4.3.3 of any call that had been made in respect of them before the Adoption Date and was then unpaid shall continue to be effective but a call may afterwards be made again in accordance with the provisions as to the making of calls in Part 1 of these Rules.

OPTIONS - SPECIFIC CONDITIONS

1.             Definitions

“$” or “Dollars” means Australian dollars;

“Bank” means Westpac Banking Corporation;

“Balance of the Option Price” means, at any time, BOP, where:

BOP = OS x OP - ((BN x $0.01), but only if (BN x $0.01) was paid by the Holder on or before the Date of Grant),

where OS is the number at that time, of the Option Shares; OP is the Option Price; and BN is the Base Number;

“Base Number” means the number so designated in the Register;

“Base Price” means the price so designated in the Register;

“Bonus Shares” means Shares which a holder of Shares is entitled to have allotted to him in any bonus issue by way of capitalisation of profits, reserves or share premium account;

“Date of Grant” means the date when the Holder’s name is entered on the Register;

“Exercise Period” means the period commencing on the First Exercise Date and ending on the Last Exercise Date;

“First Exercise Date” means the earlier of:

(a)           the day three years after the Date of Grant;

(b)           the date on which the Holder Retires or, while an Officer, dies;  and

(c)           the date on which the employer of the Holder (if other than the Bank) ceases to be a wholly owned subsidiary of the Bank;

“Group Company” means the Bank and any of its subsidiaries.

“Holder” means an option holder whose name has been entered in the Register or his legal personal representative;

“Last Exercise Date” means the earlier of:

(a)           (i)            in the case of Options on issue as at 17 December 1998, the day five years after the Date of Grant;  or

(ii)           in the case of Options issued after 17 December 1998, the day ten years after the Date of Grant;

(b)           the date twelve months after the day on which the Holder Retires or, while an Officer, dies;

(c)           the date twelve months after the day on which the employer of the Holder (if other than the Bank) ceases to be a wholly owned subsidiary of the Bank;  and

(d)           if determined in the Bank’s discretion, the date determined by the Bank if the Holder ceases to be an Officer (other than under paragraph (b) or (c));

“Notice of Exercise” means a completed notice, signed by the Holder, in the form determined by the Bank from time to time;

“Notional Shares” means, at any time during the Option Period, that number of Shares which the Holder would hold if:

(a)           he had held, on the Date of Grant and throughout the Option Period, the Base Number of Shares;

(b)           there had been allotted to him and he had, throughout the remainder of the Option Period, retained all Bonus Shares to which from time to time he had been entitled;

(c)           he had subscribed for, and throughout the remainder of the Option Period retained, all Rights Issue Shares for which from time to time he had been entitled to subscribe;  and

(d)           he had neither held, on the Date of Grant, any shares in the Bank other than the Shares referred to in paragraph (a) of this definition, nor acquired, except as contemplated by paragraphs (b) and (c) of this definition, any shares in the Bank;

“Officer” means a full time employee or executive director of the Bank, or of any wholly owned subsidiary of the Bank, as designated by the directors of the Bank from time to time;

“Option” means the option granted to the Holder, evidenced by the entry of the holding on the Register;

“Option Period” means the period commencing on the Date of Grant and ending when the Option is exercised or lapses;

“Option Price” means an average price per Option Share, ascertained:

(a)           by attributing the Base Price to each of the Base Number of Shares;

(b)           by attributing to each Bonus Share included in the Option Shares a price of zero;  and

(c)           by attributing to each Rights Issue Share included in the Option Shares a price per share equal to the full amount payable by a subscriber in respect of, and for the purpose of paying up in full the par value and any premium, a share of the relevant issue of Rights Issue Shares, and by making such further adjustments (determined in accordance with Condition 9) as are appropriate to take account of a subdivision or consolidation of the Shares or of any reduction or other reconstruction of the capital of the Bank;

“Option Shares” means a number of Shares equal to the number of the Notional Shares adjusted:

(a)           by the appropriate proportionate increase upon any sub-division of the Shares;

(b)           by the appropriate proportionate decrease upon any consolidation of the Shares;  and

(c)           by the appropriate proportionate adjustment upon any reduction or other reconstruction of the capital of the Bank, determined in accordance with Condition 9;

“Register” means the register of options maintained by the Bank evidencing each Holder’s rights to options granted under the scheme;

“Retire”, in respect of an Officer, means retirement from service with the Bank or with any wholly owned subsidiary of the Bank at the normal retirement age, or at any other time with the Bank’s consent, and “Retirement” has the corresponding meaning;

“Rights Issue Shares” means ordinary shares in the capital of the Bank for which holders of Shares are entitled to subscribe pro rata according to their respective holdings of Shares in accordance with the terms of an offer or an invitation made by the Bank for cash subscription;  and

“Shares” means fully paid ordinary shares in the capital of the Bank.

2.             Payment for Option

(a)           The Holder shall, no later than the earliest of:

(i)            the Last Exercise Date;

(ii)           the day on which he ceases to be an Officer otherwise than by death or Retirement;  and

(iii)          the day on which he lodges, and before he lodges, a Notice of Exercise,

pay to the Bank the Balance of the Option Price.

(b)           For the purpose of Condition 2(a), if:

(i)            the Holder is an Officer whose employer is a wholly owned subsidiary of the Bank; and

(ii)           the employer ceases to be a wholly owned subsidiary,

that employer shall be taken to continue to be a wholly owned subsidiary of the Bank of the kind referred to in the definition of “Officer” in Condition 1.

3.             Option Exercise Alternatives

(a)           The Holder may, at the times permitted and in the manner provided by these Conditions (but not at any time after the Option has lapsed) either:

(i)            exercise the Option, in respect of some or all the Option Shares, by lodging, in accordance with Condition 4, a Notice of Exercise, at the head office of the Bank for the time being;  or

(ii)           allow the Option to lapse in respect of some or all of the Option Shares.

(b)           A Holder electing to exercise the Option may, in multiples of 1,000 or all of the Option Shares then held under the Option, exercise the Option by electing as contemplated by Condition 4, to have Shares delivered.

4.             Method of Exercise of Option

(a)           The Option is exercisable as to all or such number of the Option Shares as is specified in a Notice of Exercise, by the lodgement during the Exercise Period at the head office for the time being of the Bank, of the Notice of Exercise as duly completed and executed by the Holder.

(b)           The Option Price in respect of the Shares for which the Option is exercised pursuant to Condition 3(b), at the Directors’ discretion, shall be applied:

(i)            in paying up those Shares which shall, on allotment be credited as fully paid; or

(ii)           towards purchasing those Shares (together with, to the extent permitted by the Corporations Act 2001 (Cth), moneys provided by the Bank).

(c)           If the Directors determine that the Bank will issue the Shares under Condition 4(b)(i), the Bank shall promptly allot the relevant number of Shares to the Holder and adjust the Register accordingly, and enter the Holder’s name in the register of shareholders.

(d)           If the Directors determine to deliver existing Shares pursuant to Condition 4(b)(ii), they shall appoint an entity that is unrelated to any Group Company (Entity) for the sole purpose of purchasing the relevant number of Shares and, for that purpose, the Directors shall pay or cause to be paid to that Entity an amount equal to the costs and expenses of the acquisition of those Shares.

(e)           The Entity so appointed shall acquire the number of Shares as directed by the Directors and immediately allocate and cause those Shares to immediately be registered in the name of the relevant Holder, as directed by the Directors.

(f)            In acquiring those Shares, but not otherwise, the Entity acts as trustee for the relevant Holder until such time as those Shares have been acquired, allotted and registered in the name of that Holder. All other fiduciary obligations and duties of that Entity to that Holder that might otherwise be implied or imposed by law or equity are expressly excluded to the extent permitted by law, including without limitation any such obligation or duty arising under any statute.

(g)           The Entity is not an agent or trustee for the Bank or, except as provided by paragraph (f) of this Condition 4, any Holder.

5.             Repayment of Balance of Option Price

(a)           If the Option lapses the Bank shall promptly repay to the Holder the Balance of the Option Price.

(b)           If the Holder exercises the Option as contemplated by Condition 3(b), by requesting the allotment of Shares in respect of some, but not all of the Option Shares, the Bank shall promptly repay to the Holder a portion of the Balance of the Option Price ascertained by applying the following formula:

P = BOP x	NL
OS

where P is the portion of the Balance of the Option Price to be repaid; BOP is the Balance of the Option Price; NL is the number of Option Shares in respect of which the Option is not exercised as contemplated by Condition 3(b); and OS is the total number of the Option Shares.

6.             Set-off of Payments

Where, pursuant to these Conditions, the Holder is obliged to make a payment to the Bank and the Bank is obliged to repay some or all of that payment to the Holder, the Bank may, in its absolute discretion, set off any amount owing by the Holder against any amount the Bank is obliged to repay.  The liability of the Holder to the Bank shall be reduced by the amount set off.

7.             Dividends and Listing

(a)           The Shares shall, from the date of allotment, rank equally with all other issued Shares.

(b)           The Bank shall, as soon as possible after the date of allotment, apply for official quotation of those Shares on each stock exchange on which Shares are listed unless the Bank has made such application before such time.

8.             Lapse

This Option shall lapse, to the extent that it has not been exercised, on the earliest of:

(a)           the Last Exercise Date;  and

(b)           the day on which the Holder ceases to be an Officer, otherwise than under paragraph (b), (c) or (d) of the Last Exercise Date.

Upon this Option lapsing, all rights of the Holder under it, except the right to a repayment under Condition 5 shall cease.

Notwithstanding the foregoing, if the Holder ceases to be an Officer, otherwise than under paragraphs (b) or (c) of the Last Exercise Date, the Bank may determine at its discretion that a proportion of the total number of Options held by the Holder will not lapse, with the remaining Options to lapse.

9.             Determination of Number of Option Shares and of Option Price

The Directors of the Bank may determine the amount or extent of any adjustment to be made, in accordance with the definitions of “Option Shares” and “Option Price”, to the number of the Option Shares or the amount of the Option Price, having regard to the provisions of those definitions and to these Conditions, and each such determination shall be conclusive and binding on the Bank and the Holder.

10.          Option not Transferable

The Option may not be transferred or assigned.

11.          General

The entitlement of the Holder is subject to both the Listing Rules of Australian Stock Exchange Limited as in force from time to time, and the Bank’s Constitution.  Upon the making of any adjustment contemplated by these Conditions, fractions on aggregation will be disregarded.